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INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-108051 of Floating Rate Income Strategies Fund, Inc. (the "Fund") on Form N-2 of our report dated October 22, 2003 appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the caption "Independent Auditors and Experts" in the Prospectus, which is also part of this Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
October 24, 2003